                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   CELLNET DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1999

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation ("CellNet"), will be held on Thursday, May 6, 1999, at 9:00 a.m., local time, at the Hotel Sofitel at Redwood Shores, 223 Twin Dolphin Drive, Redwood City, California, 94065 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve a proposed amendment to the Restated Certificate of Incorporation of CellNet to increase the authorized number of shares of Common Stock that may be issued by CellNet from one hundred million (100,000,000) shares to three hundred million (300,000,000) shares.

    3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for CellNet for the fiscal year ending December 31, 1999.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          John M. Seidl

                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

San Carlos, California
March 24, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           CELLNET DATA SYSTEMS, INC.
            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of CellNet Data Systems, Inc., a Delaware corporation ("CellNet"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 6, 1999, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel at Redwood Shores, 223 Twin Dolphin Drive, Redwood City, California, 94065. CellNet's telephone number is (650) 508-6000.

    These proxy solicitation materials were mailed at the expense of CellNet on or about March 24, 1999, together with CellNet's 1998 Annual Report, to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on March 10, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On February 15, 1999, 42,571,224 shares of CellNet's Common Stock were issued and outstanding.

    The following table sets forth the beneficial ownership of CellNet's Common Stock as of February 15, 1999 (except as noted below), as to (i) each person who is known by CellNet to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of and each nominee for director of CellNet,
(iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

                                                                           NUMBER SHARES        PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                       BENEFICIALLY OWNED(1)         OWNED(1)(2)
-------------------------------------------------------------------  -------------------------  ---------------------
William C. Edwards (3).............................................           3,891,850                     9.1%
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Alan R. Brudos (4).................................................           2,742,524                     6.4
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Banner Partners (5)................................................           2,590,780                     6.1
3000 Sand Hill Road
Bldg. 1, Suite 190
Menlo Park, CA 94025

Capital Research and Management Company (6)........................           2,621,030                     6.2
333 South Hope Street
Los Angeles, CA 90071

John M. Seidl (7)..................................................           1,144,100                     2.7

Paul M. Cook (8)...................................................           1,648,274                     3.9

William Hart (9)...................................................             140,538                   *

E. Linn Draper, Jr. (10)...........................................              17,500                   *

Neal M. Douglas (11)...............................................               7,494                   *

Paul G. Manca (12).................................................             201,900                   *

                                                                           NUMBER SHARES        PERCENT BENEFICIALLY
BENEFICIAL OWNER                                                       BENEFICIALLY OWNED(1)         OWNED(1)(2)
-------------------------------------------------------------------  -------------------------  ---------------------
Robert A. Hayes (13)...............................................             196,875                   *

Philip Mallory (14)................................................             195,875                   *

David L. Perry (15)................................................             185,200                   *

All directors and executive officers as a group
  (15 persons) (16)................................................           7,685,083                    18.1

------------------------

  * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 15, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Percentage of beneficial ownership is based on 42,571,224 shares of Common Stock outstanding as of February 15, 1999.

 (3) Includes 2,037,492 shares, 553,298 shares, and 313,022 shares of Common Stock beneficially owned by Banner Partners, Banner Partners/Minaret, and Carson, a partnership, certain members of Mr. Edwards' family and certain foundations and trusts of which Mr. Edwards is a trustee, respectively. Mr. Edwards may be deemed to be a beneficial owner of shares held by such family members, foundations and trusts. Mr. Edwards and Alan R. Brudos are the general partners of Banner Partners and Banner Partners/Minaret and each of them exercises sole voting and dispositive power over the shares held by Banner Partners and Banner Partners/Minaret.

 (4) Includes 2,037,492 shares, 553,298 shares, and 151,734 shares of Common Stock beneficially owned by Banner Partners, Banner Partners/Minaret, and a trust of which Mr. Brudos is the trustor, respectively. Mr. Brudos and William C. Edwards are the general partners of Banner Partners and Banner Partners/Minaret and each of them exercises sole voting and dispositive power over the shares held by Banner Partners and Banner Partners/Minaret. Mr. Brudos exercises shared voting and dispositive power over the shares held by the trust.

 (5) Includes 553,298 shares held by Banner Partners/Minaret that is wholly owned by Banner Partners.

 (6) Number of shares are as reported by Capital Research and Management Company ("Capital Research") under its Schedule 13G dated February 8, 1999 as filed with the Securities and Exchange Commission for the period ended December 31, 1998. Percent beneficially owned is calculated based upon the actual number of shares issued and outstanding on February 15, 1999. Capital Research reports that it has sole dispositive power over the shares in its capacity as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research disclaims beneficial ownership therein pursuant to Rule 13d-4. Capital Research discloses that the reported shares include 2,198,030 shares resulting from the assumed conversion of 160,820 outstanding warrants to purchase 13.67 shares of Common Stock expiring in 2007.

 (7) Includes 11,200 shares of Common Stock that are held by Mr. Seidl as a trustee of a trust for a family member who shares Mr. Seidl's household. Mr. Seidl disclaims all beneficial ownership of all securities held in trust for such family member. Also includes 19,650 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Seidl.

 (8) Includes 1,528,274 shares of Common Stock beneficially owned by the Paul and Marcia Cook Living Trust dated April 21, 1992 and 120,000 shares of Common Stock beneficially owned by two trusts of which Mr. Cook is trustee.

 (9) Includes 135,538 shares of Common Stock beneficially owned by Technology Partners West Fund IV, L. P. Mr. Hart is a general partner of Technology Partners West Fund IV, L. P. and may be deemed to be the beneficial owner of such shares. Mr. Hart disclaims beneficial ownership of the shares except to the extent of his proportionate partnership interest therein. Also includes 5,000 shares issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Hart.

(10) Consists of 17,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Draper.

(11) Includes 6,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Douglas.

(12) Includes 45,000 shares of Common Stock that CellNet had the right to repurchase at cost as of February 15, 1999, which rights lapse based upon continued performance of services by Mr. Manca. Also includes 21,900 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Manca.

(13) Includes 186,875 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Hayes.

(14) Includes 34,000 shares of Common Stock that CellNet had the right to repurchase at cost as of February 15, 1999, which rights lapse based on continued performance of services by Mr. Mallory. Also includes 24,375 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Mallory.

(15) Includes 20,750 shares of Common Stock that CellNet had the right to repurchase at cost as of February 15, 1999, which rights lapse based upon continued performance of services by Mr. Perry. Also includes 48,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999 held by Mr. Perry.

(16) Includes 119,349 shares of Common Stock that CellNet had the right to repurchase at cost as of February 15, 1999, which rights lapse based upon continued performance of services by the executive officers. Also includes 496,601 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of February 15, 1999.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of CellNet a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by CellNet. CellNet may retain the services of a proxy solicitation firm to aid in solicitation of proxies from brokers, bank nominees and other institutional owners on terms customary for such services. In addition, CellNet may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of CellNet's directors, officers and regular employees, without additional compensation, personally or by telephone or other means of communication.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "for" or "against" a proposal will be treated as being present at the meeting for the purposes of establishing a quorum and as votes cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" of that proposal (the "Votes Cast").

    Abstentions and shares that are voted "withheld" with respect to a proposal, will be counted for the purposes of establishing a quorum and as Votes Cast with respect to that proposal (except in the election of directors). Accordingly, abstentions and shares that are voted "withheld" with respect to a proposal will have the same effect as a vote against that proposal. In the election of directors, abstentions and shares that are voted "withheld" with respect to a particular nominee, will be counted for the purposes of establishing a quorum but not as Votes Cast for the election of that nominee.

    Broker non-votes will be counted for the purposes of establishing a quorum but will not be counted for the purposes of determining the number of Votes Cast with respect to a proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of CellNet which are intended to be presented by such stockholders at next year's Annual Meeting must be received by CellNet no later than November 26, 1999 so that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A Board of six (6) directors is to be elected at the meeting. CellNet's bylaws authorize a Board of Directors that can range in size from six (6) to eleven (11) directors, with the number of directors presently set at ten (10). CellNet believes it is in its best interests at this time to maintain a Board with six (6) directors and four (4) vacancies. Under the terms of a Shareholders' Agreement among CellNet and certain stockholders of CellNet, so long as certain parties to the Shareholders' Agreement continue to hold not less than 700,000 shares of Common Stock (as such number is adjusted for stock splits, consolidations or other similar events), CellNet is obligated to nominate for election as directors the following persons: (i) Paul M. Cook; (ii) one candidate selected by Banner Partners, currently William C. Edwards; and
(iii) the Chief Executive Officer of CellNet, currently John M. Seidl.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for CellNet's six (6) nominees named below, all of who are presently directors of CellNet. Proxies may not be voted for a greater number of persons than the number of nominees named. In the event that any nominee of CellNet is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. CellNet is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified. There are no family relationships among the directors or executive officers of CellNet.

    The names of the nominees and certain information about them as of December 31, 1998 are set forth below.

                                                                                DIRECTOR
NAME OF NOMINEE                 AGE            PRINCIPAL OCCUPATION               SINCE
------------------------------  ---  ----------------------------------------  -----------
John M. Seidl                   59   President and Chief Executive Officer of      1994
                                       CellNet
Paul M. Cook                    74   Chairman of the Board of DIVA Systems         1990
                                       Corporation
Neal M. Douglas                 40   General Partner, AT&T Ventures Company,       1993
                                       L. P.
E. Linn Draper, Jr.             56   President and Chief Executive Officer of      1997
                                       American Electric Power Company, Inc.
William C. Edwards              70   General Partner, Bryan & Edwards              1991
William Hart                    58   General Partner, Technology Partners          1992

    John M. Seidl became President, Chief Executive Officer and a director of CellNet in September 1994. Mr. Seidl has served as a director of CRSS, Inc. and J.B. Poindexter, Inc. From January 1989 through December 1992, Mr. Seidl served as a director of Maxxam, Inc., an aluminum, forest products and real estate concern, and Chairman and Chief Executive Officer of Kaiser Aluminum Corporation. From September 1990 through December 1992, Mr. Seidl also served as President of Maxxam, Inc. Previously, Mr. Seidl was Executive Vice President, from July 1985 to May 1986, and President and Chief Operating Officer, from May 1986 to January 1989, of Enron Corp., an energy company. Mr. Seidl has been a director of St. Mary's Land & Exploration Company since May 1994 and a director of Iomega Corporation since February 1999. He received a B.S. degree in Engineering from the United States Military Academy, and M.P.A. and Ph.D. degrees in Political Economy from Harvard University.

    Paul M. Cook has been a director of CellNet continuously since August 1990. Mr. Cook became Chief Executive Officer of CellNet in August 1990, and assumed the additional title of President in 1992. He relinquished the positions of President and Chief Executive Officer in September 1994. From June 1995, Mr. Cook has been the Chairman of the Board and, until January 1999, Chief Executive Officer of DIVA Systems Corporation, a developer of video-on-demand products. Until his retirement in April 1990, Mr. Cook was Chief Executive Officer of Raychem Corporation, a plastics and insulation manufacturer, which he founded in 1957. From December 1993 until July 1998, Mr. Cook served as Chairman of the Board of SRI International, Inc. Mr. Cook has been a director of Chemfab Corporation since March 1976.

    Neal M. Douglas has been a director of CellNet since October 1993. Since January 1993 he has been a general partner of AT&T Ventures Company, L. P., a venture capital firm. Mr. Douglas is a director of TUT Systems Inc. and FVC.Com Inc. From May 1989 to January 1993, he was a partner of New Enterprise Associates, another venture capital firm. Mr. Douglas also serves as director of four privately-held companies.

    E. Linn Draper, Jr. has been a director of CellNet since April 1997. Since May 1993, he has been Chairman, President and Chief Executive Officer of American Electric Power Company, Inc. ("AEP") and since March 1992, he has been the President and a director of AEP. Dr. Draper is also Chairman, President and Chief Executive Officer of the American Electric Power Service Corporation, the management and technology arm of the AEP system, President of Ohio Valley Electric Corporation and its subsidiary, Indiana-Kentucky Electric Corporation and Chairman of the Edison Electric Institute. He has been a director of Borden Chemicals & Plastics Limited Partnership since March 1996. From 1987 to 1992, Dr. Draper was Chairman, President and Chief Executive Officer of Gulf States Utility Company. He is a member of the National Academy of Engineering and serves as a director of the Nuclear Energy Institute, the Institute of Nuclear Power Operations, and the Greater Columbus Chamber of Commerce.

    William C. Edwards has been a director of CellNet from October 1985 to April 1986 and has been a director continuously since March 1991. Since October 1968 he has been a general partner of Bryan & Edwards, an investment partnership. Mr. Edwards served as a director of Western Atlas, Inc. from March 1994 until August 1998. Since November 1998 he has been a director of Unova Inc. He is also a director of two privately-held companies.

    William Hart has been a director of CellNet since October 1992. He has been a general partner of Technology Partners West Fund IV, L. P. ("Technology Partners"), a venture capital firm, since its founding in 1979. Mr. Hart also serves as a director of Trimble Navigation, Ltd., Qualix Group, Inc., Silicon Gaming, Inc. and five privately-held corporations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES.

VOTE REQUIRED

    The six (6) nominees receiving the highest number of affirmative Votes Cast for them at the Annual Meeting shall be elected as directors. Cumulative voting is not permitted.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of CellNet held a total of seven (7) meetings during the fiscal year ended December 31, 1998. All directors of CellNet attended 75% or more of the aggregate number of Board meetings and committee meetings held in 1998 during their respective periods of service as a director and as a member of one or more committees of the Board.

    The Board of Directors has standing Audit, Compensation, Executive and Nominating Committees.

    The Audit Committee of the Board of Directors, currently consisting of directors Douglas, Draper and Cook held two (2) meetings during 1998 to review with the independent auditors matters relating to CellNet's annual audit and reporting requirements and CellNet's internal accounting controls. The Audit Committee reviews the nature, scope and results of the independent audit of CellNet, CellNet's accounting principles and internal accounting controls and other matters relating to the relationship of the independent auditors with CellNet.

    The Compensation Committee of the Board of Directors, currently consisting of directors Edwards, Douglas and Hart, held a total of four (4) meetings during 1998 and took one (1) action by written consent. The Compensation Committee is primarily responsible for determining the salary and benefits of the elected officers of CellNet, and for granting stock options under CellNet's 1994 Stock Plan.

    The Executive Committee of the Board of Directors, currently consisting of directors Cook, Seidl and Edwards, held no meetings but took one (1) action by written consent during 1998. The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors except those that are generally reserved to the entire Board under Delaware law.

    The Nominating Committee of the Board of Directors, currently consisting of directors Seidl, Hart, Cook and Edwards, did not meet or take any action by written consent during 1998. The Nominating Committee is responsible for selecting and recommending to the Board of Directors qualified candidates for election as directors of CellNet. The Nominating Committee will consider nominees recommended by stockholders of CellNet. Stockholder recommendations to be considered by the stockholders at the 2000 Annual Meeting should be addressed to the Secretary of CellNet for the attention of the Nominating Committee and must be delivered to or mailed and received at the principal executive offices of CellNet no later than November 26, 1999. Each stockholder recommendation must include (i) the name and address of the stockholder making the recommendation,
(ii) the name and address of the person or persons being recommended, (iii) a representation that the stockholder is a holder of record of stock of CellNet entitled to vote for the election of directors of CellNet, (iv) a description of all arrangements or understandings between the stockholder and the person or persons being recommended, if any, with respect to such candidacy and/or service as a director of CellNet if nominated or elected, (v) such other information regarding each recommended nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the recommended nominee been nominated, and (vi) the consent of each recommended nominee to serve as director of CellNet if so nominated and elected.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Edwards, Douglas and Hart, none of whom is or has been an officer or employee of CellNet. There are no interlocking relationships between CellNet's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other party, nor have there been any such relationships in the past. Entities affiliated with Messrs. Edwards, Douglas and Hart are stockholders of CellNet and have entered into financing arrangements with CellNet from time to time.

                                  PROPOSAL TWO
                            APPROVAL OF AMENDMENT TO
                   THE RESTATED CERTIFICATE OF INCORPORATION

    The Company is presently authorized to issue two classes of shares, designated "Common Stock," $0.001 par value and "Preferred Stock," $0.001 par value, respectively. The number of shares of Common Stock authorized to be issued at the present time is one hundred million (100,000,000) and the number of shares of Preferred Stock authorized to be issued at the present time is fifteen million (15,000,000). The Board of Directors believes that it is in the best interests of CellNet to increase the authorized number of shares of Common Stock that may be issued from one hundred million (100,000,000) shares to three hundred million (300,000,000) shares. No change in the authorized number of shares of Preferred Stock is being proposed.

    In order to effect the proposed increase in the authorized number of shares of Common Stock, the Board of Directors has adopted a resolution setting forth the following proposed amendment to Article FOURTH of CellNet's Restated Certificate of Incorporation. Subject to the approval of CellNet's stockholders, Article FOURTH of CellNet's Restated Certificate of Incorporation would be amended to read in its entirety as follows:

        "FOURTH. This Corporation is authorized to issue two classes of shares, designated "Common Stock," $0.001 par value and "Preferred Stock," $0.001 par value, respectively. The number of shares of Common Stock authorized to be issued is three hundred million (300,000,000) and the number of shares of Preferred Stock authorized to be issued is fifteen million (15,000,000). The Board of Directors shall have the authority to issue the authorized but undesignated Preferred Stock from time to time in one or more series and to fix the number of shares of such series and to determine the designation of any such series and to determine or alter the powers, preferences, rights, qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

    As of February 15, 1999, there were 42,571,224 shares of Common Stock issued and outstanding and CellNet had reserved for issuance an additional 27,286,479 shares of Common Stock upon the conversion of outstanding warrants, the exchange of outstanding exchangeable preferred securities, the exercise of options under CellNet's employee stock option plan, and purchases under CellNet's stock purchase plan, bringing the total number of shares of Common Stock issued and reserved for issuance as of that date to

69,857,703, excluding any shares of Common Stock reserved for issuance in connection with the Stockholder Rights Plan adopted on November 24, 1998 (the "Rights Plan"). The Board of Directors believes that it is in the best interests of CellNet to increase the authorized number of shares of Common Stock that may be issued to 300,000,000 shares in order to provide an adequate reserve of shares available for future issuance as required.

    If the Amendment is authorized, the Board will have authority to issue the additional shares without further action on the part of the stockholders, except as provided under applicable law. Current holders of Common Stock generally have no preemptive or similar rights, which means that current stockholders generally do not have a right to purchase any new issuance of Common Stock in order to maintain their proportionate interest in CellNet. Additional shares of Common Stock may be issued to raise additional capital, establish strategic relationships, acquire or invest in complementary businesses or products, obtain the right to use complementary technologies, provide equity incentives to employees, officers, directors or consultants, and effect stock splits in the form of stock dividends, among other things. The additional shares of authorized Common Stock may also be used in connection with the administration of the Rights Plan to effect a dilution in the stock ownership of a person or entity seeking to obtain control of CellNet should such attempt to seek control be considered by the Board of Directors not to be in the best interests of the stockholders of CellNet. The issuance of additional shares of Common Stock in certain transactions and under certain circumstances also could have the effect of discouraging a hostile attempt to acquire control of CellNet. For example, additional shares of Common Stock could be sold to persons, entities or groups known to be favorable to the management or to the Board of Directors of CellNet. The Board is not aware, however, of any present effort by any person, entity or group to obtain control of CellNet.

VOTE REQUIRED

    Affirmative votes constituting a majority of the Votes Cast at the Annual Meeting will be required to approve the adoption of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CELLNET TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED FROM ONE HUNDRED MILLION (100,000,000) SHARES TO THREE HUNDRED MILLION (300,000,000) SHARES.

                                 PROPOSAL THREE
                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of CellNet for the fiscal year ending December 31, 1999. The Board requests ratification by the stockholders of its appointment of independent auditors. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Deloitte & Touche LLP has audited CellNet's financial statements since the inception of CellNet. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

    Affirmative votes constituting a majority of the Votes Cast at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

              MANAGEMENT, EXECUTIVE COMPENSATION AND OTHER MATTERS

MANAGEMENT

    The executive officers of CellNet and their ages as of December 31, 1998 are as follows.

NAME                            AGE                       POSITION
------------------------------  ---   -------------------------------------------------
John M. Seidl.................  59    President, Chief Executive Officer and Director

Ian T. Gray...................  47    Vice President, Human Resources

Robert A. Hayes...............  46    Vice President, Development and Operations

Larsh M. Johnson..............  41    Vice President and Chief Technology Officer

Ben H. Lyon...................  45    Vice President, General Counsel and Assistant
                                      Secretary

Philip H. Mallory.............  59    Vice President and General Manager, Services

Paul G. Manca.................  40    Vice President and Chief Financial Officer

Denise M. Rushing.............  40    Vice President, Sales and Marketing

John O. Wambaugh..............  41    Vice President, Product Management and Marketing

David L. Perry................  58    Vice President, Chief Administrative Officer and
                                      Secretary

------------------------

    John M. Seidl's biography appears under Proposal One of this Proxy
Statement.

    Ian T. Gray joined CellNet in June 1998 as Vice President, Human Resources. Prior to joining CellNet, he served as Group Human Resources Director with Allied Colloids Group PLC in Bradford, England, from April 1997 to May 1998, as Human Resources Director for the PolySwitch Division of Raychem Corporation in Menlo Park, California, from July 1993 to March 1997, and as Personnel Director for Raychem Ltd. in Swindon, England, from July 1985 to June 1993. Mr. Gray holds a B.A. degree in Economics from the University of Wales.

    Robert A. Hayes joined CellNet in January 1993 as Vice President, Special Assistant to the President. He became Vice President, Software Development in March 1994 and was named Vice President, Development in January 1995 and Vice President, Development and Operations in April 1997. From February 1991 to December 1992, Mr. Hayes held a number of positions with Everex Systems, Inc. ("Everex"), a computer hardware manufacturer, including Vice President of Manufacturing, Vice President of Quality and Service, Manager of the Network Division and Group Manager of Service. Mr. Hayes received B.S. and M.C.E. degrees in Civil Engineering from Rice University.

    Larsh M. Johnson is a co-founder of CellNet and has served in several vice presidential positions from October 1984 to December 1994 and, since January 1995, as Vice President and Chief Technology Officer. While at CellNet and prior to co-founding CellNet in 1984, he was a self-employed product design consultant from May 1983 to June 1985 and Director of Product Development at Interactive Communications Corporation, a video systems company, from February 1984 to June 1985. Mr. Johnson was an Engineering Manager at Digital Optics Corporation, a company specializing in electro-optical systems, from March 1981 to April 1983 and an electrical engineer at Systems Control Corporation, a computer hardware company, from June 1980 to April 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from Stanford University.

    Ben H. Lyon joined CellNet as of February 1998 and was elected Vice President, General Counsel and Assistant Secretary in April 1998. From December 1994 until February 1998, Mr. Lyon was senior counsel for Pacific Telesis Legal Group and Pacific Bell Mobile Services. From December 1978 until December 1994, he served as an attorney and senior counsel in various positions for Pacific Telesis Legal Group and at Pacific Bell. Since 1990, he has periodically served as an adjunct professor at the University of San

Francisco School of Law. Mr. Lyon has a B.A. degree from the University of California, Davis, and a J.D. degree from Loyola University School of Law, Los Angeles.

    Philip H. Mallory joined CellNet in January 1995 as Vice President and General Manager, Services. From June 1996 until April 1997, he assumed the additional duties of Vice President, Operations. From June 1992 to January 1995, Mr. Mallory held various positions at CAE-Link Corporation, a defense contractor, including Director of Strategic Planning, Director, Product Management and Director, Department of Defense Marketing. Mr. Mallory served as a career officer in the United States Army from June 1961 to August 1991, attaining the rank of Major General prior to his retirement. During his army career he held a number of posts, including Commanding General of the 2nd Armored Division, NATO Advisor to the Secretary of Defense, and the Commanding General of the 7th Army Training Command. Mr. Mallory holds a B.S. degree in Engineering from the United States Military Academy and a M.S. degree in Engineering Applied Science from the University of California, Davis. Mr. Mallory also attended the Industrial College of the Armed Forces in Washington, D.C., where he attained the equivalent of a master's degree in Resource Management.

    Paul G. Manca joined CellNet in May 1995 as Vice President and Chief Financial Officer. From March 1993 to May 1995, he was the Managing Director and Group Head of the Communications Group at BZW/Barclays Bank. Mr. Manca joined BZW/Barclays as Vice President, Merchant Banking Division in February 1987. From June 1980 to February 1987, Mr. Manca was employed in the corporate finance group of the Canadian Imperial Bank of Commerce. He received a B.A. degree in Economics from the University of California, Berkeley and a M.B.A. degree in Finance from Golden Gate University.

    Denise M. Rushing joined CellNet in April 1996 as Director of Sales, served as Director, Industry Marketing from October 1997 to April 1998, and was elected Vice President, Sales and Marketing in April 1998. Prior to joining CellNet, Ms. Rushing served Pacific Gas and Electric Company in a variety of positions beginning in August 1980, including various divisional sales and account management positions as Corporate Account Executive, as Director, New Market Development, as Manager, Corporate Sales and as Manager, Business Sales Support. She earned her B.S. degree in General Engineering from Stanford University.

    John O. Wambaugh joined CellNet in October 1991 as a Project Manager on CellNet's engineering staff and was elected Vice President, Product Management and Marketing in April 1998. Mr. Wambaugh has served CellNet in a variety of additional engineering capacities, including service as Client Services Manager, as Manager, Engineering Services, as Director, Engineering Services, as Director, Systems Integration and as Director, Field Services at various times since 1993 until his election as Vice President. He was a research scientist at the Battelle Memorial Institute from October 1980 to April 1982, a Project Manager for Schlumberger Ltd. from April 1982 to June 1987, and a post graduate student and Curriculum Engineer at Stanford University from June 1987 to October 1991. Mr. Wambaugh received a B.E. degree in Mechanical Engineering and a B.S. degree in Materials Science from Vanderbilt University, and a M.S. degree in Metallurgical Engineering from Ohio State University.

    David L. Perry joined CellNet in November 1994 as Vice President, General Counsel and Secretary, and was appointed Chief Administrative Officer in February 1996. Mr. Perry relinquished his position as General Counsel in April 1998. From January 1992 through November 1994, Mr. Perry was engaged as an attorney in private practice. From January 1984 through December 1991, Mr. Perry was Vice President and General Counsel of Kaiser Aluminum Corporation. From August 1969 through December 1983, Mr. Perry served in a variety of capacities in Kaiser Aluminum's Law Department. Mr. Perry received a B.A. degree in History from Amherst College and a J.D. degree from the Boalt Hall School of Law, University of California, Berkeley.

CERTAIN TRANSACTIONS

    In connection with the sale of Common Stock in December 1994 and January 1995 to Mr. Seidl, CellNet's President and Chief Executive Officer, CellNet loaned Mr. Seidl $300,000. The loans are full recourse, bear interest at a rate of 7.74% per annum in the case of $100,000 of principal and at the rate of 7.92% per annum in the case of $200,000 of principal, are due on the earlier of termination of Mr. Seidl's employment or December 26, 1999 and January 25, 2000, respectively, and are secured by the shares of Common Stock purchased with the proceeds of such loans.

    In connection with the sale of Common Stock in July 1995 to Mr. Mallory, an executive officer of CellNet, CellNet loaned Mr. Mallory $85,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Mallory's employment or July 21, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in July 1995 to Mr. Manca, an executive officer of CellNet, CellNet loaned Mr. Manca $90,000. The loan is full recourse, bears interest at the rate of 6.28% per annum, is due on the earlier of termination of Mr. Manca's employment or July 31, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loan.

    In connection with the sale of Common Stock in August 1995 to Mr. Johnson, an executive officer of CellNet, CellNet loaned Mr. Johnson $82,829. The loan is full recourse, bears interest at the rate of 6.04% per annum, is due on the earlier of termination of employment or August 1, 2000 and is secured by the shares of Common Stock purchased with the proceeds of such loans. In February 1999, Mr. Johnson repaid a portion ($15,000) of the principal amount of such loans, together with accrued interest thereon. In addition, in June and August 1998, CellNet made unsecured loans to Mr. Johnson of $50,000 and $100,000, respectively. The loans are full recourse, bear interest at the rate of 5.50% per annum, and are due on the earliest of (a) termination of employment, (b) two
(2) years from the date each loan was made, respectively, and (c) as soon as Mr. Johnson may sell, consistent with CellNet's policies regarding sales by affiliates (as that term is defined pursuant to Rule 144(a)(1) of the Securities Act of 1933), a sufficient number of shares of CellNet's Common Stock to repay each loan, respectively, including interest, at a market price of not less than $14.00 per share.

    In May 1998, CellNet made an unsecured loan to Mr. Wambaugh of $40,000. The loan is full recourse, bears interest at the rate of 5.50% per annum, and is due on the earliest of (a) termination of employment, (b) two (2) years from the date the loan was made, and (c) as soon as Mr. Wambaugh may sell, consistent with CellNet's policies regarding sales by affiliates (as that term is defined pursuant to Rule 144(a)(1) of the Securities Act of 1933), a sufficient number of shares of CellNet's Common Stock to repay the loan, including interest, at a market price of not less than $14.00 per share.

    The amounts of outstanding indebtedness, including interest, on the loans to executive officers described above as of December 31, 1998, which were the largest aggregate amount of indebtedness owed by each of the executive officers at any time, were as follows: Mr. Seidl, $375,810, Mr. Johnson, $253,595, Mr. Mallory, $103,427, Mr. Manca, $109,356, and Mr. Wambaugh, $41,308. The terms (including the terms of the promissory notes) of the sale of shares of Common Stock by CellNet to Messrs. Seidl, Johnson, Mallory, and Manca were unanimously approved by the Board of Directors of CellNet. The terms (including the terms of the promissory notes) of the remaining loans to Messrs. Johnson and Wambaugh were unanimously approved by the Compensation Committee of the Board of Directors.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by CellNet during each of the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, to the Chief Executive Officer of CellNet and the four other most highly compensated executive officers of CellNet during fiscal 1998 (the "Named Executive Officers"):

                                                                                      LONG TERM COMPENSATION
                                                                                 --------------------------------
                                              ANNUAL COMPENSATION                                   SECURITIES
                                             ---------------------                 RESTRICTED       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY      BONUS       OTHER     STOCK AWARDS($)    OPTIONS(#)      COMPENSATION(1)
--------------------------------  ---------  ----------  ---------  -----------  ---------------  ---------------  -----------------
John M. Seidl...................       1998  $  350,000         --    -- -- --       -- -- --               --         $   1,898
Chairman of the Board,                 1997     335,192         --                                          --             1,522
  President and Chief                  1996     313,673         --                                          --             1,522
  Executive Officer

Robert A. Hayes.................       1998     224,769  $   5,000    -- -- --       -- -- --               --             1,328
Vice President,                        1997     197,385     22,500                                          --             1,239
  Development and                      1996     176,346         --                                          --             1,101
  Operations

Phillip H. Mallory..............       1998     204,769         --    -- -- --       -- -- --               --             1,305
Vice President and General             1997     183,096     25,000                                          --             1,217
  Manager, Services                    1996     163,750         --                                          --             1,049

Paul G. Manca...................       1998     199,769         --    -- -- --       -- -- --               --             1,192
Vice President and Chief               1997     183,635     15,000                                          --             1,192
  Financial Officer                    1996     175,501     10,000                                          --             1,088

David L. Perry..................       1998     197,596         --    -- -- --       -- -- --               --             1,214
Vice President, Chief                  1997     175,000     22,500                                          --             1,103
  Administrative Officer               1996     176,346     10,000                                          --             1,101
  and Secretary

------------------------

 (1) Represents premium payments made by CellNet for life insurance, accidental death and dismemberment, and long-term disability policies.

                          OPTION GRANTS IN FISCAL 1998

    The following table sets forth each grant of stock options during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                                                                                                         POTENTIAL
                                                                                                      REALIZABLE VALUE
                                                                                                         AT ASSUMED
                                                             PERCENT                                    ANNUAL RATES
                                             NUMBER OF      OF TOTAL                                   OF STOCK PRICE
                                            SECURITIES       OPTIONS         INDIVIDUAL GRANTS        APPRECIATION FOR
                                            UNDERLYING     GRANTED TO     ------------------------     OPTION TERM(2)
                                              OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   --------------------
NAME                                        GRANTED(1)     FISCAL YEAR       PRICE        DATE         5%         10%
------------------------------------------  -----------  ---------------  -----------  -----------  ---------  ---------
John M. Seidl.............................      15,000           1.28%     $    9.25     07/08/08      87,260    221,126
Robert A. Hayes...........................      22,500           1.92%          9.25     07/08/08     130,890    331,689
Philip H. Mallory.........................      22,500           1.92%          9.25     07/08/08     130,890    331,689
Paul G. Manca.............................      20,000           1.71%          9.25     07/08/08     116,346    294,834
David L. Perry............................      10,000           0.85%          9.25     07/08/08      58,173    147,417

------------------------

 (1) Options granted under CellNet's 1994 Stock Plan (the "1994 Plan"). The option exercise price of all incentive stock options granted under the 1994 Plan is equal to the fair market value of the shares of Common Stock on the date of grant. The options have a term of ten years. The options vest at the rate of 10% of the shares after six months from the date of grant and 5% of the shares every three months thereafter provided the optionee remains in continuous service as an employee, officer, director or consultant, except that, in the case of the options granted to Messrs. Seidl and Perry, the options vest at the rate of 25% of the shares every three months from the date of grant.

 (2) Potential realizable value is based on the assumption that the Common Stock of CellNet appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect CellNet's estimate of future stock price growth. The computation of potential realizable value only includes the number of securities underlying a grant at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                       AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1998 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1998.

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING           VALUE(1) OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                    SHARES                         12/31/98(#)                AT 12/31/98($)
                                  ACQUIRED ON   VALUE(1)    --------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
John M. Seidl...................          --           --       10,750        32,250            --             --
Robert A. Hayes.................      12,500    $ 108,750      175,750        66,750     $ 778,875    $    99,625
Philip H. Mallory...............          --           --       18,750        48,750        41,250         33,750
Paul G. Manca...................          --           --       16,950        42,050        39,600         32,400
David L. Perry..................          --           --       38,400        53,400       101,450        109,575

------------------------

 (1) Market value of underlying securities at exercise or year-end 1998, as the case may be, minus the exercise price, based on a closing price of $5.00.

COMPENSATION OF DIRECTORS

    The Company reimburses directors for expenses incurred in attending board and committee meetings. The directors of CellNet did not receive any cash compensation for services provided as directors during fiscal year 1998, except for Dr. Draper, who received $9,000 for such services.

    The Company has granted Dr. Draper options for the purchase of up to 40,000 shares of CellNet's Common Stock at $7.625 per share in partial compensation for his services as a director. Options to purchase 10,000 of the shares vested immediately, and the remaining 30,000 shares are vesting at the rate of 2,500 shares per quarter commencing July 24, 1998 such that all shares will be vested four years from date of grant, subject to his continuing service as a director. CellNet has also agreed to pay Dr. Draper a fee of $1,000 for each meeting of the Board of Directors or committee thereof that he attends.

    On January 4, 1999, CellNet granted Mr. Douglas options for the purchase of up to 25,000 shares of CellNet's Common Stock at $5.00 per share in compensation for his services as a director. Options to purchase 6,250 of the shares vested immediately, and the remaining 18,750 shares will vest at the rate of 1,562 shares per quarter commencing April 4, 2000 through October 4, 2002 and 1,568 shares on January 4, 2003, such that all shares will be vested four years from date of grant, subject to his continuing service as a director.

    On January 4, 1999, CellNet granted Mr. Hart options for the purchase of up to 5,000 shares of CellNet's Common Stock at $5.00 per share in compensation for his services as a director. All of the options were vested on the date of grant.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    Each of the Named Executive Officers is party to an Employee Severance Agreement with CellNet which provides for accelerated vesting of their respective stock options and for the lapse of CellNet's rights to repurchase unvested stock under all restricted stock purchase agreements upon the occurrence of certain events following a change of control of CellNet. These events will occur if: (i) the Named Executive Officer's stock option agreement or restricted stock purchase agreement is terminated without such officer's consent, or if the terms of such agreements are not assumed by any successor to CellNet; (ii) the Named Executive Officer does not receive identical securities or consideration, upon such officer's exercise of options or restricted stock purchases, as other stockholders are receiving as part of such change of control; (iii) six months have elapsed following the change of control, so long as the Named Executive Officer remains employed by CellNet; or (iv) the Named Executive Officer is terminated or constructively terminated following the change of control.

    There are no other employment contracts between CellNet and any of the Named Executive Officers, and there are no other compensatory plans or arrangements with respect to a Named Executive Officer which will result in payments upon resignation, retirement, or any other termination of such Executive Officer's employment or from a change of control of CellNet.

                             EMPLOYEE BENEFIT PLANS

    The following is a brief summary of plans in effect during the fiscal year ended December 31, 1998 under which officers, directors and employees of CellNet received benefits.

INCENTIVE STOCK PLANS

    1992 STOCK OPTION PLAN. CellNet's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors and approved by CellNet's stockholders in September 1992. A total of 6,000,000 shares of Common Stock are reserved for issuance under the 1992 Plan. As of December 31, 1998, 4,760,002 shares of Common Stock had been issued upon exercise of stock options, and options to purchase an aggregate of 863,892 shares were outstanding at a weighted average exercise price of $0.2620 per share, of which 753,086 shares were vested. In connection with the adoption of the 1994 Plan described below, the 1992 Plan terminated and no additional options may be granted thereunder. Options previously granted under the 1992 Plan continue to be governed by the provisions of the 1992 Plan.

    1994 STOCK PLAN. CellNet's 1994 Stock Plan (the "1994 Plan") was adopted by the Board of Directors in December 1994 and approved by CellNet's stockholders in June 1995. Incentive stock options, non-statutory stock options or stock purchase rights may be granted under the 1994 Plan. Only employees are eligible for incentive stock options. Employees, officers, directors and consultants are all eligible for non-statutory options and stock purchase rights. The Compensation Committee of the Board of Directors administers the 1994 Plan. The administrator has the authority to determine the fair market value of the shares, to select the employees, officers, directors and/or consultants to whom options and stock purchase rights may be granted, to determine the number of shares covered by each option and stock purchase right granted, and to determine the term, exercise price and vesting schedule of options granted under the 1994 Plan.

    A total of 5,500,000 shares of Common Stock are reserved for issuance under the 1994 Plan. As of December 31, 1998, 774,126 shares of Common Stock had been issued upon exercise of stock options, and options to purchase an aggregate of 3,005,546 shares were outstanding at a weighted average exercise price of $7.4186 per share, of which 885,795 shares were vested.

    In the event of a merger of CellNet with or into another corporation or the sale of all or substantially all of the assets of CellNet, the 1992 Plan and the 1994 Plan each provides that options or stock purchase rights issued under such plans will be assumed, or an equivalent option or right substituted, by the successor corporation. If the successor corporation does not agree to such assumption or substitution, the option will vest in full and become exercisable.

    1996 EMPLOYEE STOCK PURCHASE PLAN. CellNet's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in July 1996 and was approved by the stockholders in September 1996. A total of 1,200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. Under the Purchase Plan, CellNet withholds a specified percentage of each salary payment to participating employees over certain offering periods. Any employee who is then employed for at least 20 hours per week by CellNet (or any majority-owned subsidiary designated by the Board of Directors from time to time), and who does not own 5% or more of the total combined voting power or value of all classes of the capital stock of CellNet or of any such subsidiary, is eligible to participate in the Purchase Plan. Unless the Board of Directors shall determine otherwise, each offering period runs for six months, from November 1 to April 30 and from May 1 to October 31, except that the first offering period commenced on September 26, 1996 and ended on April 30, 1997. The price at which Common Stock may be purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first or last day of the applicable offering period, whichever is lower. As of December 31, 1998, 332,577 shares of Common Stock had been issued to employees under the Purchase Plan, 169,476 shares of which were issued during 1998.

BONUS PLAN

    The Board of Directors of CellNet adopted a formal Bonus Plan in August 1997 (the "Bonus Plan"). Under the Bonus Plan, the Compensation Committee of the Board of Directors (the "Committee") establishes a bonus pool for each fiscal year "Performance Period" and makes bonus "Target Awards" to "Participants" selected by the Chief Executive Officer from among regular full-time exempt employees of CellNet and its wholly-owned subsidiaries. The Committee also establishes performance measures for CellNet (a "Company Performance Level") and management establishes goals and objectives for each Participant (a "Participant Performance Level"). Actual awards are determined on the basis of the achievement of both Company Performance and Participant Performance Levels with each given a relative weighting (which may be different for different Participants) as determined by the Committee. Awards are payable in cash within 60 days after the end of a Performance Period. Provision is made for the elimination or reduction of actual awards for Company performance below a "Minimum Company Performance Level" and/or for unsatisfactory Participant performance. The Bonus Plan applies to the current fiscal year and will continue until terminated by the Committee. The Committee has broad authority to alter or amend the Bonus Plan, to construe and interpret its terms, to make adjustments in certain circumstances to Target Awards, eligibility, and to the amount, time and manner of payment of awards.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors of CellNet is involved in determining the salary and benefits of the elected officers of CellNet. Under current Company policy, the Chief Executive Officer of CellNet determines the annual compensation level, including bonuses, for all other elected officers of CellNet, and then submits his compensation and bonus recommendations to the Compensation Committee for their review and approval. Both the Chief Executive Officer and the Compensation Committee view the overall financial performance of CellNet as a key component in setting base compensation and bonus levels for the elected officers of CellNet. Other factors taken into consideration include salaries of executives at similar companies located in the same geographical region, as well as the achievement of individual performance goals for each elected officer. With respect to equity based compensation, the Compensation Committee reviews proposed grants and awards grants pursuant to delegated authority.

    The Compensation Committee is also responsible for establishing the compensation of CellNet's Chief Executive Officer. The Compensation Committee considered several factors as important in determining the Chief Executive Officer's compensation for fiscal year 1998. These factors included salaries of chief executives at other companies, individual performance and achievement of CellNet's goals and objectives for fiscal year 1998. The Committee concluded that, on balance, the Chief Executive's compensation was appropriate in light of what had been achieved.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:
                                          William C. Edwards, Chairman
                                          Neal M. Douglas
                                          William Hart

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative return to the holders of CellNet's Common Stock with the cumulative return of the NASDAQ Stock Market (U.S.) Index and a peer group of comparable companies selected by CellNet and described below (the "Peer Group") for the period commencing September 27, 1996, the date CellNet's Common Stock was first publicly traded, and ending on December 31, 1997. The graph assumes that $100 was invested on September 27, 1996 in CellNet's Common Stock, the NASDAQ Stock Market (U.S.) Index and the Peer Group, and that all dividends were reinvested. No dividends have been declared or paid on CellNet's Common Stock. With respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that CellNet specifically incorporates it by reference into such filing.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
CELLNET, NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
DOLLARS                                                           CELLNET DATA SYSTEMS, INC.       PEER GROUP
9/27/96                                                                                  100              100
9/96                                                                                      83              101
12/96                                                                                     77               72
3/97                                                                                      39               61
6/97                                                                                      65               86
9/97                                                                                      66              116
12/97                                                                                     41              104
3/98                                                                                      58              130
6/98                                                                                      51              103
9/98                                                                                      32               77
12/98                                                                                     26               90

     COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
CELLNET, NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
DOLLARS                                                           NASDAQ STOCK MARKET (U.S.)
9/27/96                                                                                  100
9/96                                                                                     100
12/96                                                                                    105
3/97                                                                                      99
6/97                                                                                     117
9/97                                                                                     137
12/97                                                                                    128
3/98                                                                                     150
6/98                                                                                     154
9/98                                                                                     140
12/98                                                                                    181

------------------------

  * $100 invested on 9/27/96 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

    Because CellNet's services and customers are highly specialized, CellNet does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. In lieu of such a comparable index, CellNet has selected a Peer Group of companies that are involved in providing cellular and other wireless data services. The Peer Group includes the following companies: Aerial Communications Inc., Clearnet Communications Inc., Geotek Communications Inc., Itron, Inc.,

Metricom, Inc., Metrocall, Inc., Mobile Telecommunications Technologies Corp., Nextel Communications, Inc., Omnipoint Corporation, PageMart Wireless, Inc., Powertel, Inc., and Western Wireless Corporation. Many companies used in the Peer Group are ones with whom CellNet is most frequently compared by investment analysts. This combination of cellular and other wireless data service providers has been selected to best represent CellNet's highly specialized base of products, services and customers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires CellNet's executive officers and directors, and persons who own more than ten percent of a registered class of CellNet's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish CellNet with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, CellNet believes that during fiscal 1998 all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with, except for two employee stock option exercises by Mr. Johnson and one employee stock option exercise by Mr. Wambaugh that were not reported on Form 4, but were reported on Form 5.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. YOU ARE THEREFORE URGED TO EXECUTE AND RETURN, AT YOUR EARLIEST CONVENIENCE, THE ACCOMPANYING PROXY CARD IN THE ENVELOPE THAT HAS BEEN ENCLOSED.

THE BOARD OF DIRECTORS

Dated: March 24, 1999

                         CELLNET DATA SYSTEMS, INC.
                             -----------------
                  NOTES OF ANNUAL MEETING OF STOCKHOLDERS
                               MAY 6, 1999

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CellNet Data Systems, Inc., a Delaware corporation ("CellNet"), will be held on Thursday, May 6, 1999, at 9:00 a.m., local time, at the Hotel Sofitel at Redwood Shores, 223 Twin Dolphin Drive, Redwood City, California 94065 for the following purposes:
    1. To elect directors to serve for the ensuing year and until their successors are elected.
    2. To approve a proposed amendment to the Restated Certificate of Incorporation of CellNet to increase the authorized number of shares of Common Stock that may be issued by CellNet from one hundred million (100,000,000) shares to three hundred million (300,000,000) shares.
    3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for CellNet for the fiscal year ending December 31, 1999.
    4. To transact such other business as may properly come before the meeting or any adjournment thereof.
    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
    Only stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the meeting or any adjournment thereof.
    All stockholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors


David L. Perry, Secretary


                         - DETACH PROXY CARD HERE -
-------------------------------------------------------------------------------

    /   /

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")
PROPOSAL 1. ELECTION OF THE FOLLOWING PERSONS AS DIRECTORS
            OF CELLNET:

Paul M. Cook, Neal M. Douglas, E. Linn Draper, Jr.,      FOR all  / /    WITHHOLD AUTHORITY  / /   *EXCEPTIONS  / /
William C. Edwards, William Hart, and John M. Seidl.     nominees         to vote for all
                                                       listed below     nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            -------------------------------------------------------------------

PROPOSAL 2. TO APPROVE A PROPOSED AMENDMENT TO THE RESTATED        PROPOSAL 3. TO RATIFY THE APPOINTMENT OF DELOITTE &
            CERTIFICATE OF INCORPORATION OF CELLNET TO INCREASE                TOUCHE LLP AS INDEPENDENT AUDITORS FOR
            THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK THAT               CELLNET FOR THE FISCAL YEAR ENDING
            MAY BE ISSUED BY CELLNET TO THREE HUNDRED MILLION                  DECEMBER 31, 1999.
            (300,000,000) SHARES.
                                                                               FOR   / /   AGAINST  / /    ABSTAIN  / /
            FOR    / /       AGAINST    / /       ABSTAIN    / /
                                                                     I/We plan to attend    CHANGE OF ADDRESS AND
                                                                     the meeting            OR COMMENTS MARK HERE   / /

                                                                     YES  / /    NO  / /

                                                                           PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON
                                                                           WHEN SIGNING IN A REPRESENTATIVE CAPACITY,
                                                                           PLEASE GIVE FULL TITLE.

                                                                           Dated:________________________________1999

                                                                           ______________________________________
                                                                                          Signature
                                                                           ______________________________________
                                                                                          Signature

                                                                           VOTES MUST BE INDICATED (x) IN        /  /
                                                                           BLACK OR BLUE INK

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            PLEASE DETACH HERE
             YOU MUST DETACH THIS PORTION OF THE PROXY CARD
           -  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE -
-------------------------------------------------------------------------

                       CELLNET DATA SYSTEMS, INC.

             PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 6, 1999

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of CellNet Data Systems, Inc., a Delaware corporation ("CellNet"), hereby acknowledge(s) receipt of the Notice of and Proxy Statement for the 1999 Annual Meeting of Stockholders to be held at the Hotel Sofitel at Redwood Shores, 223 Twin Dolphin Drive, Redwood, California on May 6, 1999 at 9:00 a.m. local time, and hereby appoint(s) David L. Perry and John M. Seidl, and each of them, as Proxies, with power of substitution, to represent the undersigned at such meeting and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote as designated on the reverse side hereof.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS INDICATED IN PROPOSAL 1; FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CELLNET TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK THAT MAY BE ISSUED BY CELLNET TO THREE HUNDRED MILLION (300,000,000) SHARES AS INDICATED IN PROPOSAL 2; FOR
 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AS INDICATED IN PROPOSAL 3; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued, and to be dated and signed on reverse side.)

                                    CELLNET DATA SYSTEMS, INC.
                                    P.O. BOX 11210
                                    NEW YORK, N.Y. 10203-0210